Exhibit 10.108

MORTGAGE,
ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND
(Illinois)

FIXTURE FILING

MADE BY

GLIMCHER NORTHTOWN VENTURE, LLC and GB NORTHTOWN, LLC,

as Mortgagor

to

KEYBANK NATIONAL ASSOCIATION,
not individually but as Administrative Agent
for itself and certain other Lenders,

as Mortgagee

_______________________________

Dated as of: October 22, 2008

PREPARED BY AND UPON RECORDATION RETURN TO:

Sonnenschein Nath & Rosenthal, LLP
7800 Sears Tower
233 South Wacker
Chicago, Illinois 60606
   Attention:  Patrick G. Moran, Esq.
MORTGAGE,
ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND
(Illinois)

FIXTURE FILING

Project Common Known As
“Northtown Mall”

THIS MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made as of October 22, 2008, by GLIMCHER NORTHTOWN VENTURE, LLC, a Delaware limited liability company (“Glimcher Mortgagor”) and GB NORTHTOWN, LLC, a Delaware limited liability company (“GB Mortgagor” and collectively with Glimcher Mortgagor, the “Mortgagor” or sometimes referred to as “Borrower” herein) whose address is 180 East Broad Street, Columbus, Ohio 43215, and KEYBANK NATIONAL ASSOCIATION, as administrative agent (together with its successors and assigns in such capacity, the “Mortgagee”), for itself and one or more Lenders (as defined in that certain Term Loan Agreement bearing the date October __, 2008 hereinafter the “Term Loan Agreement”) by and among Mortgagor, GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, such Lenders and KEYBANK NATIONAL ASSOCIATION, as administrative agent, whose address is 127 Public Square, Cleveland, Ohio 44114.

1.           Grant and Secured Obligations.

1.1           Grant.  Borrower has executed and delivered to the Lenders certain promissory notes (such promissory notes, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, are collectively referred to herein as the “Notes”), in and by which the Borrower promises to pay the principal of all Loans under such Term Loan Agreement and interest at the rate and in installments as provided in the Notes, with a final payment of the outstanding principal balance and accrued and unpaid interest being due on or before October __, 2011.  The initial aggregate principal amount of the Loans evidenced by the Notes shall be $40,000,000.  The indebtedness secured hereby shall be governed by the terms and conditions of the Term Loan Agreement.  To the extent there may be any inconsistency between the terms and provisions of this Mortgage and the terms and provisions of the Term Loan Agreement, the terms and provisions of the Term Loan Agreement shall govern and control.  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Term Loan Agreement.

In consideration of the debt evidenced by the Notes and to secure the timely payment of both principal and interest in accordance with the terms and provisions of the Notes and in accordance with the terms, provisions and limitations of this Mortgage, to secure the payment of any and all amounts advanced by the Administrative Agent or the Lenders with respect to the Premises for the payment of taxes, assessments, insurance premiums or any other costs incurred in the protection of the Premises, and to secure the performance of the covenants and agreements contained herein and in the Notes, the Term Loan Agreement, and any other documents evidencing and securing the loan secured hereby or delivered to Mortgagee pursuant to the Term Loan Agreement (collectively, the “Loan Documents”) to be performed by Mortgagor, and to secure all Rate Management Transactions entered into with the Administrative Agent or any of the Lenders in connection with the Term Loan Agreement, and for the purpose of securing payment and performance of the Secured Obligations defined and described in Section 1.2 below, Mortgagor does by these presents grant, bargain, sell, convey, assign and grant a security interest in, mortgage and warrant unto Mortgagee and its successors and assigns forever, all estate, right, title and interest which Mortgagor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the “Property”):

(a)           The real property located in the County of Anoka, State of Minnesota, as described in Exhibit A, together with all existing and future easements and rights affording access to it (the “Premises”); together with

(b)           All buildings, structures and improvements now located or later to be constructed on the Premises (the “Improvements”); together with

(c)           All existing and future appurtenances, privileges, easements, franchises and tenements of the Premises, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Premises, all development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock, and any Premises lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Premises and Improvements; together with

(d)           All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions (“leases”) relating to the use and enjoyment of all or any part of the Premises and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of such leases; together with

(e)           All real property and improvements on it, and all appurtenances and other property and interests of any kind or character, whether described in Exhibit A or not, which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Premises and Improvements; together with

(f)           All goods, materials, supplies, chattels, furniture, fixtures, equipment and machinery now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Premises and Improvements, whether stored on the Premises or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Mortgage and any manufacturer’s warranties with respect thereto; together with

(g)           All building materials, equipment, work in process or other personal property of any kind, whether stored on the Premises or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Premises or Improvements; together with

(h)           All of Mortgagor’s interest in and to all operating accounts pertaining to the Property and the Loan funds, whether disbursed or not; together with

(i)           All rights to the payment of money, accounts, accounts receivable, reserves, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Mortgagor with third parties (including all utility deposits), contract rights, development and use rights, governmental permits and licenses, applications, architectural and engineering plans, specifications and drawings, as-built drawings, chattel paper, instruments, documents, notes, drafts and letters of credit (other than letters of credit in favor of Mortgagee), which arise from or relate to construction on the Premises or to any business now or later to be conducted on it, or to the Premises and Improvements generally and any builder’s or manufacturer’s warranties with respect thereto; together with

(j)           All insurance policies pertaining to the Premises and all proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Premises, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Premises, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact; together with

(k)           Intentionally deleted;

(l)           All of Mortgagor’s rights in and to all Rate Management Transactions entered into with the Administrative Agent or any of the Lenders in connection with the Term Loan Agreement;

(m)           All books and records pertaining to any and all of the property described above, including computer-readable memory and any computer hardware or software necessary to access and process such memory (“Books and Records”); together with

(n)           All proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

Capitalized terms used above and elsewhere in this Mortgage without definition have the meanings given them in the Term Loan Agreement.

1.2           Secured Obligations.

(a)           Mortgagor makes the grant, conveyance, and mortgage set forth in Section 1.1 above, and grants the security interest set forth in Section 3 below for the purpose of securing the following obligations (the “Secured Obligations”) in any order of priority that Mortgagee may choose:

(i)           Payment of all obligations at any time owing under the Notes under the terms of the Term Loan Agreement; and

(ii)           Payment and performance of all obligations of Mortgagor under this Mortgage; and

(iii)           Payment and performance of all obligations of Mortgagor under the Term Loan Agreement; and

(iv)           Payment and performance of any obligations of Mortgagor under any Loan Documents which are executed by Mortgagor; and

(v)           Payment and performance of all obligations of Mortgagor arising from any Rate Management Transactions entered into with the Administrative Agent or any of the Lenders in connection with the Term Loan Agreement.  Rate Management Transactions shall mean an interest rate hedging program through the purchase by Mortgagor from the Administrative Agent or any of the Lenders in connection with an interest rate swap, cap or such other interest rate protection product with respect to the Term Loan Agreement; and

(vi)           Payment and performance of all future advances and other obligations that Mortgagor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Mortgage; and

(vii)           Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations.

(b)           All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations.  Such terms include any provisions in the Notes or the Term Loan Agreement which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

2.           Assignment of Rents.

2.1           Assignment.  Mortgagor hereby irrevocably, absolutely, presently and unconditionally assigns to Mortgagee all rents, royalties, issues, profits, revenue, income, accounts, proceeds and other benefits of the Property, whether now due, past due or to become due, including all prepaid rents and security deposits (some or all collectively, as the context may require, “Rents”).  This is an absolute assignment, not an assignment for security only.

2.2           Grant of License.  Mortgagee hereby confers upon Mortgagor a license (“License”) to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Section 6.2 below, shall exist and be continuing.  If an Event of Default has occurred and is continuing, Mortgagee shall have the right, which it may choose to exercise in its sole discretion, to terminate this License without notice to or demand upon Mortgagor, and without regard to the adequacy of Mortgagee’s security under this Mortgage.

2.3           Collection and Application of Rents.  Subject to the License granted to Mortgagor under Section 2.2 above, Mortgagee has the right, power and authority to collect any and all Rents.  Mortgagor hereby appoints Mortgagee its attorney-in-fact to perform any and all of the following acts, if and at the times when Mortgagee in its sole discretion may so choose:

(a)           Demand, receive and enforce payment of any and all Rents; or

(b)           Give receipts, releases and satisfactions for any and all Rents; or

(c)           Sue either in the name of Mortgagor or in the name of Mortgagee for any and all Rents.

Mortgagee and Mortgagor agree that the mere recordation of the assignment granted herein entitles Mortgagee immediately to collect and receive rents upon the occurrence of an Event of Default, as defined in Section 6.2, without first taking any acts of enforcement under applicable law, such as, but not limited to, providing notice to Mortgagor, filing foreclosure proceedings, or seeking and/or obtaining the appointment of a receiver.  Further, Mortgagee’s right to the Rents does not depend on whether or not Mortgagee takes possession of the Property as permitted under Subsection 6.3(c).  In Mortgagee’s sole discretion, Mortgagee may choose to collect Rents either with or without taking possession of the Property.  Mortgagee shall apply all Rents collected by it in the manner provided under Section 6.6.  If an Event of Default occurs while Mortgagee is in possession of all or part of the Property and is collecting and applying Rents as permitted under this Mortgage, Mortgagee and any receiver shall  nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Mortgage and at law or in equity.

2.4           Mortgagee Not Responsible.  Under no circumstances shall Mortgagee have any duty to produce Rents from the Property.  Regardless of whether or not Mortgagee, in person or by agent, takes actual possession of the Premises and Improvements, unless Mortgagee agrees in writing to the contrary, Mortgagee is not and shall not be deemed to be:

(a)           A “mortgagee in possession” for any purpose; or

(b)           Responsible for performing any of the obligations of the lessor under any lease; or

(c)           Responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property, unless caused by the gross negligence, willful misconduct or bad faith of Mortgagee; or

(d)           Liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.

2.5           Leasing.  Mortgagor shall not accept any deposit or prepayment of rents under the leases for any rental period exceeding one (1) month without Mortgagee’s prior written consent. Mortgagor shall not lease the Property or any part of it except strictly in accordance with the Term Loan Agreement.

3.           Grant of Security Interest.

3.1           Security Agreement.  The parties intend for this Mortgage to create a lien on the Property, and an absolute assignment of the Rents, all in favor of Mortgagee.  The parties acknowledge that some of the Property and some or all of the Rents may be determined under applicable law to be personal property or fixtures.  To the extent that any Property or Rents may be or be determined to be personal property, Mortgagor as debtor hereby grants Mortgagee as secured party a security interest in all such Property and Rents, to secure payment and performance of the Secured Obligations.  This Mortgage constitutes a security agreement under the Uniform Commercial Code of the State in which the Property is located, covering all such Property and Rents.

3.2           Financing Statements.  Mortgagor hereby authorizes Mortgagee to file one or more financing statements.  In addition, Mortgagor shall execute such other documents as Mortgagee may from time to time require to perfect or continue the perfection of Mortgagee’s security interest in any Property or Rents.  As provided in Section 5.10 below, Mortgagor shall pay all fees and costs that Mortgagee may incur in filing such documents in public offices and in obtaining such record searches as Mortgagee may reasonably require.  In case Mortgagor fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact to execute any such documents on its behalf.  If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Mortgage or the rights or obligations of the parties under it.

4.           Fixture Filing.

This Mortgage constitutes a financing statement filed as a fixture filing under Article 9 of the Uniform Commercial Code in the State in which the Property is located, as amended or recodified from time to time, covering any Property which now is or later may become fixtures attached to the Premises or Improvements.  For this purpose, the respective addresses of Mortgagor, as debtor, and Mortgagee, as secured party, are as set forth in the preambles of this Mortgage.

5.           Rights and Duties of the Parties.

5.1           Representations and Warranties.  Mortgagor represents and warrants that:

(a)           Glimcher Mortgagor lawfully possesses and holds fee simple title to that portion of the Premises identified as the “Mall Parcel” on Exhibit A and the Improvements located thereon.  GB Mortgagor lawfully possesses and holds fee simple title to that part of the Premises identified as the “Additional Parcel” on Exhibit A and the Improvements located thereon.;

(b)           Each of Glimcher Mortgagor and GB Mortgagor has or will have good title to its respective portion of the Property other than the Premises and Improvements;

(c)           Mortgagor has the full and unlimited power, right and authority to encumber the Property and assign the Rents;

(d)           This Mortgage creates a first and prior lien on the Property;

(e)           The Property includes all property and rights which may be reasonably necessary or desirable to promote the  present and any reasonable future beneficial use and enjoyment of the Premises and Improvements;

(f)           Except for certain items of leased office equipment used in the management office at the Premises, Mortgagor owns any Property which is personal property free and clear of any security agreements, reservations of title or conditional sales contracts, and there is no financing statement affecting such personal property on file in any public office; and

(g)           Mortgagor’s place of business, or its chief executive office if it has more than one place of business, is located at the address specified below.

5.2           Taxes, and Assessments.  Mortgagor shall, prior to delinquency, pay or cause to be paid each installment of all taxes and special assessments of every kind, now or hereafter levied against the Property or any part thereof, without notice or demand, and shall provide Mortgagee with evidence of the payment of same.  Mortgagor shall pay all taxes and assessments which may be levied upon Mortgagee’s or the Lenders' interest herein or upon this Mortgage or the debt secured hereby (excluding any income taxes or similar charges imposed upon Mortgagee or the Lenders), without regard to any law that may be enacted imposing payment of the whole or any part thereof upon the Mortgagee or any Lender.  Notwithstanding anything contained in this Section to the contrary, Mortgagor shall have the right to pay or cause to be paid any such tax or special assessment under protest or to otherwise contest any such tax or special assessment but only if (i) such contest has the effect of preventing the collection of such tax or special assessment so contested and also prevent the sale or forfeiture of the Property or any part thereof or any interest therein, (ii) Mortgagor promptly notifies Mortgagee in writing of its intent to contest such tax or special assessment, and (iii) if so requested in writing by Mortgagee, Mortgagor has deposited security in form and amount reasonably satisfactory to Mortgagee, and increases the amount of such security so deposited promptly after Mortgagee’s request therefor.  Mortgagor shall prosecute or cause the prosecution of all such contest actions in good faith and with due diligence.

5.3           Performance of Secured Obligations.  Mortgagor shall promptly pay and perform each Secured Obligation in accordance with its terms.

5.4           Liens, Charges and Encumbrances.  Mortgagor shall immediately discharge any lien on the Property which Mortgagee has not consented to in writing.

5.5           Damages, Restoration, and Insurance Proceeds.  As long as no Event of Default has occurred and is then continuing, all insurance proceeds for losses at the Property of less than $500,000.00 shall be adjusted with and payable to the Mortgagor.  In case of loss, Mortgagee shall have the right (but not the obligation) to participate in and reasonably approve the settlement of any insurance claim in excess of $500,000.00 and all claims thereafter, and Mortgagee is at all times authorized to collect and receive any insurance money for those claims which Mortgagee is entitled to approve the settlement of hereunder.

At the election of Mortgagee, such insurance proceeds may be applied to reduce the outstanding balance of the indebtedness under the Term Loan Agreement or to pay for costs of repair and restoration of the Property; provided, however, that so long as no Event of Default has occurred and is then continuing, Mortgagee shall make such insurance proceeds available to pay for such costs of repair and restoration.  If Mortgagee is entitled to and does elect to apply insurance proceeds in payment or reduction of the indebtedness secured hereby, then Mortgagee shall reduce the then outstanding balance of the Advances by the amount of the insurance proceeds received and so applied by Mortgagee.  In the event that Mortgagee does not elect to apply the insurance proceeds to the indebtedness secured hereby as set forth above, such insurance proceeds shall be used to reimburse Mortgagor for the cost of rebuilding or restoring the Premises.  The Premises shall be so restored or rebuilt as to be substantially the same quality and character as the Premises were prior to such damage or destruction in accordance with the original plans and specifications or to such other condition as Mortgagee shall reasonably approve in writing.

If Mortgagee elects to make the proceeds available for repair and restoration, any request by Mortgagor for a disbursement by Mortgagee of fire or casualty insurance proceeds and funds deposited by Mortgagor with Mortgagee pursuant to this Section 5.5 shall be treated by Mortgagee as if such request were for an Advance under the Term Loan Agreement, and the disbursement thereof shall be conditioned upon the Borrower’s compliance with and satisfaction of the same conditions precedent as would be applicable under the Term Loan Agreement for such an Advance.  Additionally, such disbursement shall also be conditioned upon Borrower's providing to Administrative Agent: updated title insurance, satisfactory evidence, as reasonably determined by Administrative Agent, that the Premises shall be so restored or rebuilt as to be of at least equal value and quality and substantially the same character as the Premises were prior to such damage or destruction in accordance with the original plans and specifications or to such other condition as Administrative Agent shall reasonably approve in writing, satisfactory evidence of the estimated cost of completion thereof and with such architect’s certificates, waivers of lien, contractors’ sworn statements and other evidence of cost and of payments as Administrative Agent may reasonably require and approve.  The undisbursed balance of insurance proceeds shall at all times be sufficient to pay for the cost of completion of the work free and clear of liens and if such proceeds are insufficient, Mortgagor shall deposit the amount of such deficiency with Mortgagee prior to the disbursement by Mortgagee of any insurance proceeds.

5.6           Condemnation Proceeds.  Mortgagor hereby assigns, transfers and sets over unto Mortgagee its entire interest in the proceeds (the “Condemnation Proceeds”) of any award or any claim for damages for any of the Property taken or damaged under the power of eminent domain or by condemnation or any transaction in lieu of condemnation (“Condemnation”), unless, notwithstanding the forgoing, such taking, damage or condemnation does not cause a material diminution in the value of the Premises in which case all Condemnation Proceeds for damages to the Property shall be payable to the Mortgagor.  Mortgagee shall make available to Mortgagor the Condemnation Proceeds for the restoration of the Premises if Mortgagor satisfies all of the conditions set forth in this Section 5.6 hereof for disbursement of insurance proceeds.  In all other cases Mortgagee shall have the right, at its option, to apply the Condemnation Proceeds upon or in reduction of the indebtedness secured hereby, whether due or not.  If Mortgagee is entitled to and does elect to apply Condemnation Proceeds upon or in reduction of the indebtedness secured hereby, then Mortgagee shall reduce the then outstanding balance of the Advances under the Term Loan Agreement by the amount of the Condemnation Proceeds received and so applied by Mortgagee.  If the Condemnation Proceeds are required to be used as aforesaid to reimburse Mortgagor for the cost of rebuilding or restoring buildings or improvements on the Property, or if Mortgagee elects that the Condemnation Proceeds be so used, and the buildings and other improvements shall be rebuilt or restored, the Condemnation Proceeds shall be paid out in the same manner as is provided in this Section 5.6 hereof for the payment of insurance proceeds toward the cost of rebuilding or restoration of such buildings and other improvements.  Any surplus which may remain out of the Condemnation Proceeds after payment of such cost of rebuilding or restoration shall, at the option of Mortgagee, be applied on account of the indebtedness secured hereby or be paid to any other party entitled thereto.

5.7           Maintenance and Preservation of Property.

(a)           Mortgagor shall insure the Property as required by Section 6.6 of the Term Loan Agreement and keep the Property in good condition and repair.

(b)           Except as required by the terms of any lease approved by Administrative Agent, Mortgagor shall not remove or demolish the Property or any material part of it in any way, or materially alter, restore or add to the Property, or initiate or allow any material change or variance in any zoning or other Premises use classification which adversely affects the Property or any material part of it, except with Mortgagee’s express prior written consent in each instance; the term “materially” or “material” as used in this Section 5.7(b) shall mean having a monetary effect in an amount greater than $4,000,000.

(c)           Mortgagor shall not commit or allow any act upon or use of the Property which would violate:  (i) any applicable Laws or order of any Governmental Authority, whether now existing or later to be enacted and whether foreseen or unforeseen; or (ii) any public or private covenant, condition, restriction or equitable servitude affecting the Property.  Mortgagor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, if that could invalidate or would be prohibited by any insurance coverage required to be maintained by Mortgagor on the Property or any part of it under the Term Loan Agreement.

(d)           Mortgagor shall not commit or allow waste of the Property, including those acts or omissions characterized under the Term Loan Agreement as waste which arises out of Materials of Environmental Concern.

(e)           Mortgagor shall perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value.

5.8           Releases, Extensions, Modifications and Additional Security.  From time to time, Mortgagee may perform any of the following acts without incurring any liability or giving notice to any person:

(a)           Release any person liable for payment of any Secured Obligation;

(b)           Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

(c)           Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security;

(d)           Alter, substitute or release any property securing the Secured Obligations;

(e)           Consent to the making of any plat or map of the Property or any part of it;

(f)           Join in granting any easement or creating any restriction affecting the Property; or

(g)           Join in any subordination or other agreement affecting this Mortgage or the lien of it; or

(h)            Release the Property or any part of it.

5.9           Release.  If Mortgagor shall fully pay all principal and interest on the Notes, and all other indebtedness secured hereby and comply with all of the other terms and provisions hereof to be performed and complied with by Mortgagor, Mortgagee, upon written request of Mortgagor, shall release this Mortgage and the lien thereof by proper instrument upon payment and discharge of the amounts required under the Term Loan Agreement and payment of any filing fee in connection with such release.  Mortgagor shall pay any costs of preparation and recordation of such release. In addition, Mortgagee, upon written request of Mortgagor, shall from time to time execute and deliver partial releases of this Mortgage with respect to certain unimproved portions of the Premises on the terms described in Article XI of the Term Loan Agreement upon payment and discharge of any amounts that may required under such Article of the Term Loan Agreement with respect to the portion of the Premises being so released and payment of any filing fee in connection with such partial release.

5.10           Compensation, Exculpation, Indemnification.

(a)           Mortgagor agrees to pay fees required by and pursuant to the Term Loan Agreement, for any services that Mortgagee may render in connection with this Mortgage, including Mortgagee’s providing a statement of the Secured Obligations or providing the release pursuant to Section 5.9 above.  Mortgagor shall also pay or reimburse all of Mortgagee’s costs and expenses which may be incurred in rendering any such services.  Mortgagor further agrees to pay or reimburse Mortgagee for all costs, expenses and other advances which may be incurred or made by Mortgagee in any efforts to enforce any terms of this Mortgage, including any rights or remedies afforded to Mortgagee under Section 6.4, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Mortgage, including attorneys’ fees and other legal costs, costs of any Foreclosure Sale (as defined in Subsection 6.4(i) below) and any cost of evidence of title.  If Mortgagee chooses to dispose of Property through more than one Foreclosure Sale, Mortgagor shall pay all costs, expenses or other advances that may be incurred or made by Mortgagee in each of such Foreclosure Sales.  In any suit to foreclose the lien hereof or enforce any other remedy of Mortgagee under this Mortgage or the Note, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for reasonable attorneys’ costs and fees (including the costs and fees of paralegals), survey charges, appraiser’s fees, inspecting engineer’s and/or architect’s fees, fees for environmental studies and assessments and all additional expenses incurred by Mortgagee with respect to environmental matters, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition  of the title to, the value of or the environmental condition of the Property.  All expenditures and expenses of the nature in this Subsection mentioned, and such expenses and fees as may be incurred in the protection of the Property and maintenance of the lien of this Mortgage, including the fees of any attorney (including the costs and fees of paralegals) employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Note or the Property, including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Mortgagor, with interest thereon at the Default Rate and shall be secured by this Mortgage.

(b)           Mortgagee shall not be directly or indirectly liable to Mortgagor or any other person as a consequence of any of the following:

(i)           Mortgagee’s exercise of or failure to exercise any rights, remedies or powers granted to Mortgagee in this Mortgage;

(ii)           Mortgagee’s failure or refusal to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Property or under this Mortgage; or

(iii)           Any loss sustained by Mortgagor or any third party resulting from Mortgagee’s failure to lease the Property, or from any other act or omission of Mortgagee in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct, gross negligence, or bad faith of Mortgagee.

Mortgagor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Mortgagee.

(c)           Mortgagor agrees to indemnify Mortgagee against and hold it harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys’ fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which it may suffer or incur, unless caused by the gross negligence, willful misconduct or bad faith of the Mortgagee:

(i)           In performing any act required or permitted by this Mortgage or any of the other Loan Documents or by law;

(ii)           Because of any failure of Mortgagor to perform any of its obligations; or

(iii)           Because of any alleged obligation of or undertaking by Mortgagee to perform or discharge any of the representations, warranties, conditions, covenants or other obligations in any document relating to the Property other than the Loan Documents.

This agreement by Mortgagor to indemnify Mortgagee shall survive the release and cancellation of any or all of the Secured Obligations and the full or partial release of this Mortgage.

(d)           Mortgagor shall pay all obligations to pay money arising under this Section 5.10 immediately upon demand by Mortgagee.  Each such obligation shall be added to, and considered to be part of, the principal of the Note, and shall bear interest from the date the obligation arises at the Default Rate.

5.11           Defense and Notice of Claims and Actions.  At Mortgagor’s sole expense, Mortgagor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Mortgage and the rights and powers of Mortgagee created under it, against all adverse claims.  Mortgagor shall give Mortgagee prompt notice in writing if any claim is asserted which does or could affect any such matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.12           Subrogation.  Mortgagee shall be subrogated to the liens of all encumbrances, whether released of record or not, which are discharged in whole or in part by Mortgagee in accordance with this Mortgage or with the proceeds of any loan secured by this Mortgage.

5.13           Site Visits, Observation and Testing.  Mortgagee and its agents and representatives shall have the right at any reasonable time upon not less than 24 hours prior notice to enter and visit the Property for the purpose of performing appraisals, observing the Property, and conducting non-invasive tests (unless Mortgagee has a good faith reason to believe that the taking and removing soil or groundwater samples is required, and in such case, conducting such tests)  on any part of the Property.  Mortgagee has no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by Mortgagee, its agents or representatives shall impose any liability on any of Mortgagee, its agents or representatives.  In no event shall any site visit, observation or testing by Mortgagee, its agents or representatives be a representation that Materials of Environmental Concern are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Materials of Environmental Concern or any other applicable governmental law.  Neither Mortgagor nor any other party is entitled to rely on any site visit, observation or testing by any of Mortgagee, its agents or representatives.  Neither Mortgagee, its agents or representatives owe any duty of care to protect Mortgagor or any other party against, or to inform  Mortgagor or any other party of, any Materials of Environmental Concern or any other adverse condition affecting the Property.  Mortgagee shall give Mortgagor reasonable notice before entering the Property.  Mortgagee shall make reasonable efforts to avoid interfering with Mortgagor’s use of the Property in exercising any rights provided in this Section 5.13.  Notwithstanding the foregoing, all rights granted to Mortgagee under this Section 5.13 are subject to all rights of tenants to the Property.

5.14           Notice of Change.  Mortgagor shall give Mortgagee prior written notice of any change in:  (a) the location of its place of business or its chief executive office if it has more than one place of business; (b) the location of any of the Property, including the Books and Records; and (c) Mortgagor’s name or business structure.  Unless otherwise approved by Mortgagee in writing, all Property that consists of personal property (other than the Books and Records) will be located on the Premises and all Books and Records will be located at Mortgagor’s place of business or chief executive office if Mortgagor has more than one place of business.

6.           Transfers, Default and Remedies.

6.1           Transfers.  Mortgagor acknowledges that Mortgagee is making one or more advances under the Term Loan Agreement in reliance on the expertise, skill and experience of Mortgagor; thus, the Secured Obligations include material elements similar in nature to a personal service contract.  In consideration of Mortgagee’s reliance, Mortgagor agrees that Mortgagor shall not make any transfer of the Property or transfer of its interests therein, except for leases in the ordinary course (a “Transfer”), unless the Transfer is preceded by Mortgagee’s express written consent to the particular transaction and transferee.  Mortgagee may withhold such consent in its sole discretion.

6.2           Events of Default.  Mortgagor will be in default under this Mortgage upon the occurrence of any one or more of the following events (some or all collectively, “Events of Default;” any one singly, an “Event of Default”):

(a)           If a default shall occur with respect to covenants, agreements and obligations of Mortgagor under this Mortgage involving the payment of money (other than a default in the payment of principal when due as provided in Section 7.1 of the Term Loan Agreement) and shall continue for a period of five (5) business days after the due date thereof; or

(b)           If there is a failure to perform or observe any of the other covenants, agreements and conditions contained in this Mortgage in accordance with the terms hereof, and such default continues unremedied for a period of thirty (30) days after written notice from Mortgagee to defaulting Mortgagor of the occurrence thereof; or

(c)           A “Default” occurs under the Term Loan Agreement (as such term is defined therein).

6.3           Remedies.  At any time after an Event of Default, Mortgagee shall be entitled to invoke any and all of the rights and remedies described below, in addition to all other rights and remedies available to Mortgagee at law or in equity.  All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.

(a)           Acceleration.  Upon the occurrence and continuation of any Event of Default the whole of the principal sum hereby secured shall, at once either automatically or at the option of Mortgagee as described in Section 8.1 of the Term Loan Agreement, become immediately due and payable, together with accrued interest thereon, without any presentment, demand, protest or notice of any kind to Mortgagor.

(b)           Receiver.  Mortgagee shall, as a matter of right, without notice and without giving bond to Mortgagor or anyone claiming by, under or through Mortgagor, and without regard for the solvency or insolvency of Mortgagor or the then value of the Property, to the extent permitted by applicable law, be entitled to have a receiver appointed for all or any part of the Property and the Rents, and the proceeds, issues and profits thereof, with the rights and powers referenced below and such other rights and powers as the court making such appointment shall confer, and Mortgagor hereby consents to the appointment of such receiver and shall not oppose any such appointment.  Such receiver shall have all powers and duties prescribed by applicable law, all other powers which are necessary or usual in such cases for the protection, possession, control, management and operation of the Property, and such rights and powers as Mortgagee would have, upon entering and taking possession of the Property under subsection (c) below.

(c)           Entry.  Mortgagee, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Mortgagee may in its sole discretion consider necessary and appropriate to protect the security of  this Mortgage.  Such other things may include:  taking and possessing all of Mortgagor’s or the then owner’s Books and Records; entering into, enforcing, modifying or canceling leases on such terms and conditions as Mortgagee may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Mortgagee; completing any unfinished construction; and/or contracting for and making repairs and alterations.  If Mortgagee so requests, Mortgagor shall assemble all of the Property that has been removed from the Premises and make all of it available to Mortgagee at the site of the Premises.  Mortgagor hereby irrevocably constitutes and appoints Mortgagee as Mortgagor’s attorney-in-fact to perform such acts and execute such documents as Mortgagee in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Mortgagor’s name on any instruments.

(d)           Cure; Protection of Security.   Mortgagee may cure any breach or default of Mortgagor, and if it chooses to do so in connection with any such cure, Mortgagee may also enter the Property and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Mortgage, including, without limitation, completing construction of the improvements at the Property contemplated by the Term Loan Agreement.  Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Mortgagee under, this Mortgage; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Mortgagee’s sole judgment is or may be senior in priority to this Mortgage, such judgment of Mortgagee or to be conclusive as among the parties to this Mortgage; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Term Loan Agreement; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Mortgagee.  Mortgagee may take any of the actions permitted under this Subsection 6.3(d) either with or without giving notice to any person.  Any amounts expended by Mortgagee under this Subsection 6.3(d) shall be secured by this Mortgage.

(e)           Uniform Commercial Code Remedies.  Mortgagee may exercise any or all of the remedies granted to a secured party under the Uniform Commercial Code in the State in which the Property is located.

(f)           Foreclosure; Lawsuits.  Mortgagee shall have the right, in one or several concurrent or consecutive proceedings, to foreclose the lien hereof upon the Property or any part thereof, for the Secured Obligations, or any part thereof, by any proceedings appropriate under applicable law.  Mortgagee or its nominee may bid and become the purchaser of all or any part of the Property at any foreclosure or other sale hereunder, and the amount of Mortgagee’s successful bid shall be credited on the Secured Obligations.  Without limiting the foregoing, Mortgagee may proceed by a suit or suits in law or equity, whether for specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure under the judgment or decree of any court of competent jurisdiction.  In addition to the right provided in Subsection 6.3(a), upon, or at any time after the filing of a complaint to foreclose this Mortgage, Mortgagee shall be entitled to the appointment of a receiver of the property by the court in which such complaint is filed, and Mortgagor hereby consents to such appointment.

(g)           Other Remedies.  Mortgagee may exercise all rights and remedies contained in any other instrument, document, agreement or other writing heretofore, concurrently or in the future executed by Mortgagor or any other person or entity in favor of Mortgagee in connection with the Secured Obligations or any part thereof, without prejudice to the right of Mortgagee thereafter to enforce any appropriate remedy against Mortgagor.  Mortgagee shall have the right to pursue all remedies afforded to a mortgagee under applicable law, and shall have the benefit of all of the provisions of such applicable law, including all amendments thereto which may become effective from time to time after the date hereof.

(h)           Sale of Personal Property.  Mortgagee shall have the discretionary right to cause some or all of the Property, which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

(i)           For purposes of this power of sale, Mortgagee may elect to treat as personal property any Property which is intangible or which can be severed from the Premises or Improvements without causing structural damage.  If it chooses to do so, Mortgagee may dispose of any personal property, in any manner permitted by Article 9 of the Uniform Commercial Code of the State in which the Property is located, including any public or private sale, or in any manner permitted by any other applicable law.

(ii)           In connection with any sale or other disposition of such Property, Mortgagor agrees that the following procedures constitute a commercially reasonable sale:  Mortgagee shall mail written notice of the sale to Mortgagor not later than thirty (30) days prior to such sale.  Mortgagee will publish notice of the sale in a local daily newspaper of general circulation.  Upon receipt of any written request, Mortgagee will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours.  Notwithstanding, Mortgagee shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale.  The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

(i)           Single or Multiple Foreclosure Sales.  If the Property consists of more than one lot, parcel or item of property,  Mortgagee may:

(i)           Designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

(ii)           Elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made under or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Mortgagee may deem to be in its best interests (any such sale or disposition, a “Foreclosure Sale;” and any two or more, “Foreclosure Sales”).

If Mortgagee chooses to have more than one Foreclosure Sale, Mortgagee at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Mortgagee may deem to be in its best interests.  No Foreclosure Sale shall terminate or affect the liens of this Mortgage on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full.

6.4           Credit Bids.  At any Foreclosure Sale, any person, including Mortgagor or Mortgagee, may bid for and acquire the Property or any part of it to the extent permitted by then applicable law.  Instead of paying cash for such property, Mortgagee may settle for the purchase price by crediting the sales price of the property against the following obligations:

(a)           First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Mortgagor is obligated to pay or reimburse Mortgagee under Section 5.10 of this Mortgage; and

(b)           Second, all other Secured Obligations in any order and proportions as Mortgagee in its sole discretion may choose.

6.5           Application of Foreclosure Sale Proceeds.  Mortgagee shall apply the proceeds of any Foreclosure Sale in the following manner:

(a)           First, to pay the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Mortgagor is obligated to reimburse Mortgagee under Section 5.10 of this Mortgage;

(b)           Second, to pay the portion of the Secured Obligations attributable to any sums expended or advanced by Mortgagee under the terms of this Mortgage which then remain unpaid;

(c)           Third, to pay all other Secured Obligations in any order and proportions as Mortgagee in its sole discretion may choose consistent with the requirements of the Term Loan Agreement; and

(d)           Fourth, to remit the remainder, if any, to the person or persons entitled to it.

6.6           Application of Rents and Other Sums.  Mortgagee shall apply any and all Rents collected by it, and any and all sums other than proceeds of a Foreclosure Sale which Mortgagee may receive or collect under Section 6.3 above, in the following manner:

(a)           First, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Mortgagee or any receiver;

(b)           Second, to pay all other Secured Obligations in any order and proportions as Mortgagee in its sole discretion may choose consistent with the requirements of the Term Loan Agreement; and

(c)           Third, to remit the remainder, if any, to the person or persons entitled to it.

Mortgagee shall have no liability for any funds which it does not actually receive.

7.           Miscellaneous Provisions.

7.1           Additional Provisions.  The Loan Documents fully state all of the terms and conditions of the parties’ agreement regarding the matters mentioned in or incidental to this Mortgage.  The Loan Documents also grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Property.

7.2           No Waiver or Cure.

(a)           Each waiver by Mortgagee must be in writing, and no waiver shall be construed as a continuing waiver.  No waiver shall be implied from any delay or failure by Mortgagee to take action on account of any default of Mortgagor.  Consent by Mortgagee to any act or omission by Mortgagor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Mortgagee’s consent to be obtained in  any future or other instance.

(b)           If any of the events described below occurs, that event alone shall not:  cure or waive any breach, Event of Default or notice of default under this Mortgage or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Mortgage; or prejudice Mortgagee or any receiver in the exercise of any right or remedy afforded any of them under this Mortgage; or be construed as an affirmation by Mortgagee of any tenancy, lease or option, or a subordination of the lien of this Mortgage.

(i)           Mortgagee, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Subsection 6.3(c).

(ii)           Mortgagee collects and applies Rents as permitted under Sections 2.3 and 6.6 above, either with or without taking possession of all or any part of the Property.

(iii)           Mortgagee receives and applies to any Secured Obligation any proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Mortgagee under Section 5.5 and Section 5.6 above.

(iv)           Mortgagee makes a site visit, observes the Property and/or conducts tests as permitted under Section 5.13 above.

(v)           Mortgagee receives any sums under this Mortgage or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

(vi)           Mortgagee or any receiver invokes any right or remedy provided under this Mortgage.

7.3           Powers of Mortgagee.

(a)           If Mortgagee performs any act which it is empowered or authorized to perform under this Mortgage, including any act permitted by Section 5.8 or Subsection 6.3(d) of this Mortgage, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien of this Mortgage on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations.  The liability of the original Mortgagor shall not be released or changed if Mortgagee grants any successor in interest to Mortgagor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation.  Mortgagee shall not be required to comply with any demand by the original Mortgagor that Mortgagee refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

(b)           Mortgagee may take any of the actions permitted under Subsections 6.3(b) and/or 6.3(c) regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Mortgage.

(c)           From time to time, Mortgagee may apply to any court of competent jurisdiction for aid and direction in executing and enforcing the rights and remedies created under this Mortgage.  Mortgagee may from time to time obtain orders or decrees directing, confirming or approving acts in executing and enforcing these rights and remedies.

7.4           Merger.  No merger shall occur as a result of Mortgagee’s acquiring any other estate in or any other lien on the Property unless Mortgagee consents to a merger in writing.

7.5           Joint and Several Liability.  If Mortgagor consists of more than one person, each shall be jointly and severally liable for the faithful performance of all of Mortgagor’s obligations under this Mortgage.

7.6           Applicable Law. The creation, perfection and enforcement of the lien of this Mortgage shall be governed by the law of the State in which the property is located.  Subject to the foregoing, in all other respects, this Mortgage shall be governed by the substantive laws of the State of Minnesota.

7.7           Successors in Interest.  The terms, covenants and conditions of this Mortgage shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.  However, this Section 7.7 does not waive the provisions of Section 6.1 above.

7.8           Interpretation.

(a)           Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender.  The captions of the sections of this Mortgage are for convenience only and do not define or limit any terms or provisions.  The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

(b)           The word “obligations” is used in its broadest and most comprehensive sense, and includes all primary,  secondary, direct, indirect, fixed and contingent obligations.  It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

(c)           No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Mortgage.  The Exhibits to this Mortgage are hereby incorporated in this Mortgage.

7.9           Waiver of Statutory Rights.  To the extent permitted by law, Mortgagor hereby agrees that it shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called “Moratorium Laws,” now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws.  Mortgagor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Property marshalled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. Mortgagor hereby waives any and all rights of redemption from sale under any judgment of foreclosure of this Mortgage on behalf of Mortgagor and on behalf of each and every person acquiring any interest in or title to the Property of any nature whatsoever, subsequent to the date of this Mortgage.  The foregoing waiver of right of redemption is made pursuant to the provisions of applicable law.

7.10           Severability.  If any provision of this Mortgage should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and shall in no way affect the validity of this Mortgage except that if such provision relates to the payment of any monetary sum, then Mortgagee may, at its option, declare all Secured Obligations immediately due and payable.

7.11           Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

Mortgagor:	Glimcher Northtown Venture, LLC
GB Northtown, LLC
c/o Glimcher Properties Limited Partnership
180 East Broad Street
Columbus, Ohio  43215
Attention:  General Counsel
Telephone:  614-621-9000
Facsimile:  (614) 621-8863

Mortgagee:	KeyBank National Association
127 Public Square
Cleveland, Ohio  44114
Attention:  Commercial Real Estate Department
Phone:  216-689-4660
Facsimile:  216-689-4997

With a copy to:	Sonnenschein Nath & Rosenthal LLP
7800 Sears Tower
Chicago, Illinois  60606
Attention:  Patrick G. Moran, Esq.
Telephone:  312-876-8132
Facsimile:  312-876-7934

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

Any notice or demand delivered to the person or entity named above to accept notices and demands for Mortgagor shall constitute notice or demand duly delivered to Mortgagor, even if delivery is refused.

7.12           Mortgagee’s Lien for Service Charge and Expenses.  At all times, regardless of whether any Loan proceeds have been disbursed, this Mortgage secures the payment of any and all loan commissions, service charges, liquidated damages, expenses and advances due to or incurred by Mortgagee not to exceed the maximum amount secured hereby.  For purposes hereof, all obligations of Mortgagor to Mortgagee under all Rate Management Transactions and any indebtedness or obligation contained therein or evidenced thereby shall be considered an obligation of Mortgagor secured hereby pursuant to the Term Loan Agreement; provided however that in no event shall the total amount secured hereby exceed $40,000,000.

7.13           WAIVER OF TRIAL BY JURY.  MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS MORTGAGE, THE NOTE, OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN OR ANY OTHER STATEMENTS OR ACTIONS OF MORTGAGOR OR MORTGAGEE.  MORTGAGOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS MORTGAGE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL.  MORTGAGOR FURTHER ACKNOWLEDGES THAT (I) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO MAKE THE LOAN, ENTER INTO THIS MORTGAGE AND EACH OF THE OTHER LOAN DOCUMENTS, AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

7.14           Incorporation of Term Loan Agreement and Environmental Indemnity Agreement.  The terms and provisions of the Term Loan Agreement and that certain Environmental Indemnity Agreement (the “Indemnity”) dated as of even date herewith, are incorporated herein by express reference.  All advances and indebtedness arising and accruing under the Term Loan Agreement from time to time, whether or not the resulting indebtedness secured hereby may exceed the face amount of the Notes, shall be secured hereby to the same extent as though said Term Loan Agreement were fully incorporated in this Mortgage, and the occurrence of any “Default” under said Term Loan Agreement shall constitute a Event of Default under this Mortgage entitling Mortgagee to all of the rights and remedies conferred upon Mortgagee by the terms of both this Mortgage and the Term Loan Agreement.

7.15           Inconsistencies.  In the event of any inconsistency between this Mortgage and the Term Loan Agreement, the terms hereof shall be controlling, to the extent necessary to create, preserve and/or maintain a valid security interest upon the Property, and otherwise the provisions of the Term Loan Agreement shall be controlling.

7.16           Partial Invalidity; Maximum Allowable Rate of Interest.  Mortgagor and Mortgagee intend and believe that each provision in this Mortgage and the Notes comports with all applicable local, state and federal laws and judicial decisions.  However, if any provision or provisions, or if any portion of any provision or provisions, in this Mortgage or the Notes is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Mortgage and the Notes to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Mortgagor and Mortgagee that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Mortgage and the Notes shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Mortgagor and Mortgagee under the remainder of this Mortgage and the Notes shall continue in full force and effect.  All agreements herein and in the Notes are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance of the Notes, or otherwise, shall the amount paid or agreed to be paid to the Holders for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws.  If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Notes or any other agreement referred to herein, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if from any circumstance the Holders shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due under the Notes and not to the payment of interest.

7.17           “THIS WRITTEN AGREEMENT IS THE FINAL EXPRESSION OF THE MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING AMONG THE PARTIES HERETO AS THE SAME EXISTS TODAY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT BETWEEN THE PARTIES HERETO.  THE PARTIES HEREBY AFFIRM THAT NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES EXISTS.  THE FOLLOWING SPACE (WHICH THE PARTIES HERETO AGREE IS SUFFICIENT SPACE) IS PROVIDED FOR THE PLACEMENT OF NONSTANDARD TERMS, IF ANY (IF THERE ARE NO NONSTANDARD TERMS TO BE ADDED, STATE “NONE”):

NONE

7.18           Certain Matters Relating to Property Located in the State of Minnesota .  Notwithstanding anything contained herein to the contrary the provisions contained in the Rider attached hereto as Exhibit B (the "Rider") are incorporated by reference as if fully set forth herein.  If there is any inconsistency between the terms contained in this Mortgage and the terms contained in the Rider, the terms in the Rider shall prevail.

[Signature appears on following page]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the date first above written.

Mortgagor:

GLIMCHER NORTHTOWN VENTURE, LLC,
a Delaware limited liability company

By:          GLIMCHER PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership,its sole member

By:          GLIMCHER PROPERTIES CORPORATION,
a Delaware corporation, its sole general partner

By:/s/ Mark E. Yale
Print Name: Mark E. Yale
Title: Executive Vice President, Chief Financial Officer and Treasurer

GB NORTHTOWN, LLC,
a Delaware limited liability company

By:          GLIMCHER PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership, its sole member

By:          GLIMCHER PROPERTIES CORPORATION,
a Delaware corporation, its sole general partner

By:/s/ Mark E. Yale
Print Name: Mark E. Yale
Title: Executive Vice President, Chief Financial Officer and Treasurer

STATE OF ________________	)
)   SS:
COUNTY OF _______________	)

The foregoing instrument was acknowledged before me this 22nd day of October, 2008, by Mark E. Yale, the Executive Vice President, Chief Financial Officer and Treasurer of Glimcher Properties Corporation, the sole general partner of Glimcher Properties Limited Partnership, the sole member of GLIMCHER NORTHTOWN VENTURE, LLC, organized under the laws of the State of Delaware, who acknowledged that he did sign the foregoing instrument.

Sign Name: ________________________________________
Notary Public

Print Name:________________________________________

Serial No. (if any):____________________________________

[NOTARIAL SEAL]

My Commission Expires:  ___________________

STATE OF ________________	)
)   SS:
COUNTY OF _______________	)

The foregoing instrument was acknowledged before me this 22nd day of October, 2008, by Mark E. Yale, the Executive Vice President, Chief Financial Officer and Treasurer of Glimcher Properties Corporation, the sole general partner of Glimcher Properties Limited Partnership, the sole member of GB NORTHTOWN, LLC, organized under the laws of the State of Delaware, who acknowledged that he did sign the foregoing instrument.

Sign Name: ________________________________________
Notary Public

Print Name:________________________________________

Serial No. (if any):____________________________________

[NOTARIAL SEAL]

My Commission Expires:  ___________________

EXHIBIT A

DESCRIPTION OF PREMISES

PARCEL 1, TRACT A - Fee Simple:
Lots 1 and 2, Block 1, Glimcher Northtown Mall Addition, Anoka County, Minnesota.

PARCEL 1, TRACT B - Fee Simple:
Lot 3, Block 1, Glimcher Northtown Mall Addition, Anoka County, Minnesota.

PARCEL 2 - Fee Simple:
Lots 2,4,5,6 and 7, Block 2, Muir's Northtown Addition, exception therefrom that part of Lot 4 described as follows:

Beginning at the intersection of the East line of said Lot 4 and a line parallel with and distant 570.00 feet North of the South line of said Lot 4; thence on an assumed bearing of North 89 degrees 17 minutes 30 seconds West, along said parallel line, 535.00 feet; thence Southwesterly along a tangential curve to the left, 316.16 feet; said curve has a central angle of 90 degrees 00 minutes 00 seconds and a radius of 200.00 feet; thence South 00 degrees 42 minutes 30 seconds West, tangent to last described curve, 58.00 feet; thence Southerly along a tangential curve to the right 92.36 feet, said curve has a central angle of 35 degrees 16 minutes 44 seconds and a radius of 150.00 feet; thence South 54 degrees 00 minutes 46 seconds East, not tangent to last described curve, 56.32 feet; thence Southerly along a non-tangential curve concave to the East 141.52 feet; said curve has a central angle of 35 degrees 16 minutes 44 seconds, radius of  230.00 feet and a chord bearing of South 18 degrees 20 minutes 52 seconds West; thence South 00 degrees 42 minutes 30 seconds West, tangent to last described curve, 60.00 feet to its intersection with the South line of said Lot 4; thence Easterly and   Northerly along the Southerly and Easterly line of said Lot 4 to the point of beginning.

PARCEL 3 - Fee Simple:
That part of vacated University Avenue N.E. accruing thereto pursuant to City of Blaine Ordinance No. 95-1566, recorded March 1, 1996, as Document No. 1206692, described as follows:

That portion of University Avenue N.E. over, under, through and across the right-of-way of University Avenue N.E. as dedicated by Muir's Northtown Addition, according to the plat thereof on file and of record in the Office of the Country Recorder of Anoka County, Minnesota, which lies Southeasterly of the following described line and its extensions:

Beginning at a point on the Southwesterly line of said Muir's Northtown Addition distant 108.97 feet Southeasterly from the most Southerly corner of Lot 1, Block 1, said Muir's Northtown Addition as measured along said Southwesterly line; thence Northeasterly to a point on the Westerly line of Block 2, said Muir's Northtown Addition distant 701.72 feet Southerly from the most Northerly corner of said Block 2, as measured along said Westerly line, and there terminating.

PARCEL 4 - Easements:
Together with those rights and easements constituting rights in real property created, defined and limited by that certain Construction, Operation and Reciprocal Easement Agreement dated October 19, 1970, filed as Document No. 344241, by and between Northtown Shopping Center, a limited partnership, Monwar Property Corporation and Adcor Realty Corporation, as amended by First Amendment dated June 21, 1971, filed as Document No. 353464, amended by Second Amendment dated July 29, 1971, filed as Document No. 353465, amended by Third Amendment dated December 22, 1971, filed as Document No. 364068, amended by Fourth Amendment dated June 8, 1973, filed as Document No. 397408, amended by Fifth Amendment dated April 22, 1983, filed May 9,1983, filed May 9,1983 as Document No. 613057, and further amended by Amendment, Assignment, Assumption, Estoppel Consent and Release Agreement, dated July 5, 1985 and recorded November 26, 1985 as Document No. 693439, amended by Sixth Amendment, dated July 23, 1996 and recorded July 31, 1996 as Document No. 1233121, as affected by that certain Amended and Restated Construction, Operation and Reciprocal Easement Agreement, by and among Glimcher Northtown Venture, LLC, a Delaware limited liability company, GB NorthTown, LLC, a Delaware limited liability company and Home Depot U.S.A., Inc., a Delaware corporation, dated March 21, 2006, and recorded August 23, 2006 as Document No. 1987024.008, all in the Office of the Recorder in and for Anoka County, Minnesota.

PARCEL 5 - Easements:
Together with easements for access and public right of way, utility purposes and parking purposes as more fully described in Warranty Deeds dated April 28,1983, filed May 9,1983 as Document No. 613059, as amended by Quit Claim Deed filed as Document No. 1001739, in the Office of the Recorder in and for Anoka County, Minnesota.

EXHIBIT B

SPECIFIC STATE PROVISIONS RIDER
(Minnesota)

With respect to the Property which is located in the State of Minnesota, notwithstanding anything contained herein to the contrary:

1.           Drafting Information.  This instrument was drafted by:

Patrick G. Moran, Esq.
Sonnenschein Nath & Rosenthal LLP
7800 Sears Tower
Chicago, IL 60606-6404

2.           Secured Obligations.  Subject to the limitation in Section 8 of this Rider, notwithstanding anything in this Mortgage to the contrary, this Mortgage shall secure the following obligations:

(a)           the debt evidenced by the Notes in the principal amount of Forty Million Dollars ($40,000,000);

(b)           any and all other charges and amounts payable under the Notes, this Mortgage or the Loan Documents, as are exempt from Minnesota mortgage registry tax (the “Registry Tax”) under Minn. Stat. § 287.05, Subd. 4;

(c)           any and all charges, amounts and non-monetary obligations under the Notes, this Mortgage or the Loan Documents, which are not otherwise subject to Registry Tax;

(d)           any and all charges and amounts payable under the Notes, this Mortgage or the Loan Documents, not referred to in clauses (a), (b) or (c) on which the Registry Tax has been paid; and

(e)           interest from time to time payable on any or all of the foregoing.

3.           Minnesota Remedies.  If an Event of Default exists, Mortgagee may, at Mortgagee’s election, exercise any of the following rights, remedies and recourses:

(a)           Foreclosure and Sale.  Foreclose this Mortgage by judicial proceedings or by advertisement with full authority to sell the Property at public auction and convey the same to the purchaser in fee simple pursuant to a singular power of sale, either in one parcel or separate lots and parcels, all in accordance with and in the manner prescribed by law, and out of the proceeds arising from sale and foreclosure to retain the principal, prepayment fees, and interest due on the Notes, together with all sums of money as Mortgagee shall have expended or advanced pursuant to this Mortgage or pursuant to statute, together with interest thereon as herein provided, and all costs and expenses of such foreclosure, including lawful attorneys’ fees with the balance, if any, due to be paid to the person entitled thereto by law.

(b)           Receiver.  As a matter of right, without notice and without regard to the solvency or insolvency of Mortgagor, or the existence of waste of the Property or adequacy of the security of the Property, and without giving bond, apply for the appointment of a receiver in accordance with the statutes and law made and provided for who shall have all the rights, powers and remedies as provided by such statute or law, including without limitation the rights of receiver pursuant to Minn. Stat. Section 576.01, as amended, and who shall from the date of its appointment through any period of redemption existing at law collect the Rents, manage the Property so as to prevent waste, execute leases within or beyond the period of receivership, pay all expenses for normal maintenance of the Property, and perform the terms of this Mortgage and apply the Rents to the payment of the expenses enumerated in Minn. Stat. Section 576.01, Subd. 2 in the priority mentioned therein and to all expenses for maintenance of the Property and to the costs and expenses of the receivership, including attorneys’ fees, to the repayment of the Notes and as further provided in the Assignment of Rents executed by Mortgagor to Mortgagee whether contained in this Mortgage or in a separate instrument.  Mortgagor does hereby irrevocably consent to such appointment.

(c)           UCC.  Exercise all rights, remedies and recourse available to a secured party under the UCC (in addition to the rights available to a Mortgagee of real property), including the right to proceed under the provisions of the UCC governing default as to any collateral which may be included on the Property or which may be deemed non-realty in a foreclosure of this Mortgage or to proceed as to such collateral in accordance with the procedures and remedies available pursuant to a foreclosure of real estate.

4.           Acknowledgment of Waiver of Hearing Before Sale.  Mortgagor understands and agrees that if an Event of Default shall occur, Mortgagee has the right, inter alia, to foreclose this Mortgage by advertisement pursuant to Minn. Stat. Chapter 580, as hereafter amended, or pursuant to any similar or replacement statute hereafter enacted; that if Mortgagee elects to foreclose by advertisement, it may cause the Property or any part thereof to be sold at public auction; that notice of such sale must be published for six (6) successive weeks at least once a week in a newspaper of general circulation, and that no personal notice is required to be served upon Mortgagor.  Mortgagor further understands that upon the occurrence of an Event of Default, Mortgagee may also elect its rights under the UCC and take possession of the non-real estate items of the Property and dispose of the same by sale or otherwise in one or more parcels, provided that at least ten (10) days’ prior notice of such disposition must be given, all as provided for by the UCC, as hereinafter amended or by any similar or replacement statute hereafter enacted.  Mortgagor further understands that under the Constitution of the United States and the Constitution of the State of Minnesota it may have the right to notice and hearing before the Property may be sold and that the procedure for foreclosure by advertisement described above does not insure that notice will be given to Mortgagor and neither said procedure for foreclosure by advertisement nor the UCC requires any hearing or other judicial proceeding.  MORTGAGOR HEREBY EXPRESSLY CONSENTS AND AGREES THAT THE PROPERTY MAY BE FORECLOSED BY ADVERTISEMENT AND THAT THE PERSONAL PROPERTY MAY BE DISPOSED OF PURSUANT TO THE UCC, ALL AS DESCRIBED ABOVE.  MORTGAGOR ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT THIS SECTION AND MORTGAGOR’S CONSTITUTIONAL RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT MORTGAGOR UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

5.           Leases and Rents.  (a)  Mortgagee’s rights under this subsection are governed by Minn. Stat. § 559.  Upon the occurrence of any Event of Default, Mortgagor’s revocable license to collect the Rents set forth in Section 2.2 shall immediately cease and terminate.  Upon or at any time during the continuance of an Event of Default, including but not limited to failure of the Mortgagor to pay any of the items set forth in subparagraphs 5(c)(i)-(v) below, or if any material representation or warranty herein proves to be untrue, then the Mortgagee, without regard to waste, adequacy of the security or solvency of the Mortgagor, may declare all obligations immediately due and payable and may, at its option, without notice:

(i)           Apply for appointment of a receiver in accordance with the statutes and law made and provided for, which receivership Mortgagor hereby consents to, who shall collect the Rents; enforce the payment thereof and exercise all of the rights of the Mortgagor under the Leases and all of the rights of the Mortgagee hereunder; and may enter upon, take possession of, manage and operate the Property so to prevent waste; execute Leases within or beyond the period of receivership, or any part thereof; may cancel, enforce or modify the leases, and fix or modify Rents, and do any acts which the Mortgagee deems proper to protect the security hereof; perform the terms of this Mortgage and apply the Rents as hereinafter provided.

 (b)           The exercise of any of the foregoing rights or remedies and the application of the Rents pursuant to this Rider, shall not cure or waive any Event of Default (or notice of default) or invalidate any act done pursuant to such notice nor in any way operate to prevent the Mortgagee from pursuing any remedy which now or hereafter it may have under the terms and conditions of the Mortgage or the Notes secured thereby or any other instruments securing the same.  The rights and powers of the Mortgagee hereunder shall remain in full force and effect both prior to and after any foreclosure of the Mortgage and any sale pursuant thereto and until expiration of the period of redemption from said sale, regardless of whether a deficiency remains from said sale.  The purchaser at any foreclosure sale, including the Mortgagee, shall have the right, at any time and without limitation as provided in Minn. Stat. Section 582.03, to advance money to any receiver appointed hereunder to pay any part or all of the items which the receiver would otherwise be authorized to pay if cash were available from the Property and the sum so advanced, with interest at the rate then in effect under the terms of the Notes, shall be a part of the sum required to be paid to redeem from any foreclosure sale.  The rights under this Paragraph 5(b) shall in no way be dependent upon and shall apply without regard to whether the Property is in danger of being lost, materially injured or damaged or whether the Property is adequate to discharge the Notes.

(c)           Notwithstanding anything in this Mortgage or the other Loan Documents to the contrary, and specifically replacing contrary provisions in this Mortgage, all Rents collected by Mortgagee or the receiver each month following the occurrence and continuance of an Event of Default shall be applied as follows:

(i)           to payment of all reasonable fees of the receiver approved by the court;

(ii)           to payment of all tenant security deposits then owing to tenants under any of the Leases pursuant to the provisions of Minn. Stat. § 504B.178;

(iii)           to payment of all prior or current real estate taxes and special assessments with respect to the Property, or if this Mortgage or any other instrument relating to the obligations requires periodic escrow payments for such taxes and assessments, to the escrow payments then due;

(iv)           to payment of all premiums then due for the insurance required with respect to the Property, or if this Mortgage or any other instrument relating to the obligations requires periodic escrow payments for such premiums, to the escrow payments then due;

(v)           to payment of expenses incurred for normal maintenance of the Property;

(vi)           if received prior to any foreclosure sale of the Property pursuant to this Mortgage, to Mortgagee for payment of the indebtedness secured hereby, but no such payment made after acceleration of the indebtedness secured hereby shall affect such acceleration; and

(vii)           if the Property shall be foreclosed and sold pursuant to a foreclosure sale, then:

(A)           If the Mortgagee is the purchaser at the foreclosure sale, the Rents shall be paid to the Mortgagee to be applied to the extent of any deficiency remaining after the sale, the balance to be retained by the Mortgagee, and if the Property be redeemed by the Mortgagor or any other party entitled to redeem, to be applied as a credit against the redemption price with any remaining excess Rents to be paid to the Mortgagor, provided, if the Property not be redeemed, any remaining excess Rents to belong to the Mortgagee, whether or not a deficiency exists; and

(B)           If the Mortgagee is not the purchaser at the foreclosure sale, the Rents shall be paid to the Mortgagee to be applied first, to the extent of any deficiency remaining after the sale, the balance to be retained by the purchaser, and if the Property be redeemed by the Mortgagor or any other party entitled to redeem, to be applied as a credit against the redemption price with any remaining excess Rents to be paid to the Mortgagor, provided, if the Property not be redeemed any remaining excess Rents shall be paid first, to the purchaser at the foreclosure sale in an amount equal to the interest accrued upon the sale price pursuant to Minn. Stat. Section 580.23 or Section 581.10, then to the Mortgagee to the extent of any deficiency remaining unpaid and the remainder to the purchaser.

The rights and powers of Mortgagee and receivers under this Mortgage and the application of Rents under this Rider shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.

6.           Non-Agricultural Use.  Mortgagor represents and warrants that as of the date of this Mortgage the Property is not in agricultural use as defined in Minn. Stat. § 40A.02, Subd. 3 and is not used for agricultural purposes.

7.           Maturity Date.  The latest obligation secured by this Mortgage matures on October 22, 2011, subject to extension at Mortgagor’s election for one year to October 22, 2012 (the “Maturity Date”).

8.           Future Advances.  To the extent that this Mortgage is deemed to secure future advances including, but not limited to, interest accrued at the Default Rate (as defined in the Term Loan Agreement), the amount of such advances is not currently known.  The delivery and acceptance of this Mortgage by Mortgagor and Mortgagee, however, constitutes an acknowledgment that Mortgagor and Mortgagee are aware of the provisions of Minn. Stat. § 287.05, Subd. 5, and intend to comply with the requirements contained therein.  The maximum principal amount of indebtedness secured by this Mortgage at any one time, excluding any amounts constituting an “indeterminate amount” under Minn. Stat. § 287.05, Subd. 5, and excluding advances made by the Mortgagee in protection of the Property or the lien of this Mortgage, shall be $44,500,000, of which $40,000,000 secures the indebtedness of the Notes, and of which $4,500,000 secures the obligations of Mortgagor to Mortgagee under all Rate Management Transactions.  The representations contained in this Rider are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Mortgage.  Mortgagor acknowledges that such representations do not constitute or imply an agreement by Mortgagee to make any future advances to Mortgagor.

9.           Mortgage Registry Tax.  Mortgagor covenants and agrees to pay any mortgage registry tax or additional mortgage registry tax payable for this Mortgage pursuant to Minn. Stat. Ch. 287.05.

10.           Fixture Financing Statement.  This Mortgage shall be deemed to be a fixture financing statement within the meaning of the Minnesota Uniform Commercial Code and for such purpose, the following information is given:

(a)  Glimcher Mortgagor:

a.	Name and address of Debtor:	Glimcher Northtown Venture, LLC c/o Glimcher Properties Limited Partnership 180 East Broad Street Columbus, Ohio 43215 Attention: General Counsel
b.	Type of organization:	Limited Liability Company
c.	Jurisdiction of organization:	Delaware
d.	Organization ID No.:	_______________________
e.	Name and address of Secured Party:	KeyBank National Association 127 Public Square Cleveland, Ohio 44114 Attention: Commercial Real Estate Department
f.	Description of the types (or items) of property covered by this Financing Statement:	See Granting Clauses on pages 2 - 4 above
g.	Description of real estate to which the collateral is attached or upon which it is or will be located:	See Exhibit A hereto
h.	Record owner of real estate to which the collateral is attached or upon which it is or will be located:	Mortgagor
Some of the above-described collateral is or is to become fixtures upon the above-described real estate and this Financing Statement is to be filed for record in the public real estate records.

(b) GB Mortgagor:

a.	Name and address of Debtor:	GB Northtown, LLC c/o Glimcher Properties Limited Partnership 180 East Broad Street Columbus, Ohio 43215 Attention: General Counsel
b.	Type of organization:	Limited Liability Company
c.	Jurisdiction of organization:	Delaware
d.	Organization ID No.:	__________________________
e.	Name and address of Secured Party:	KeyBank National Association 127 Public Square Cleveland, Ohio 44114 Attention: Commercial Real Estate Department
f.	Description of the types (or items) of property covered by this Financing Statement:	See Granting Clauses on pages 2 - 4 above
g.	Description of real estate to which the collateral is attached or upon which it is or will be located:	See Exhibit A hereto
h.	Record owner of real estate to which the collateral is attached or upon which it is or will be located:	Mortgagor
Some of the above-described collateral is or is to become fixtures upon the above-described real estate and this Financing Statement is to be filed for record in the public real estate records.